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Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
ISONICS CORPORATION
(Name of Registrant as Specified In Its Charter)
James E. Alexander, President
(Name of Person(s) Filing Proxy Statement)

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ISONICS CORPORATION
5906 McIntyre Street
Golden, CO 80403

October 1, 2002

Dear Shareholders:

        You are cordially invited to attend the Annual Meeting of Shareholders on Tuesday, November 19, 2002, at 10:00 a.m. at the Denver-West Marriott located at 1717 Denver-West Marriott Blvd., Golden, Colorado 80401 (telephone: 303-279-9100) to consider a proposal for the election of five directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. The Board of Directors recommends that all shareholders vote for each of the persons nominated by the Board. Your support of this proposal is very important to the future success of your company.

        Whether or not you plan to attend the Annual Meeting, please mark, sign, date, and return your proxy card in the enclosed envelope as soon as possible. This will assure that your stock will be voted in accordance with the instructions you give in your proxy card whether or not you attend the Annual Meeting. You may, of course, attend the Annual Meeting and vote in person even if you have previously sent in your proxy card. It is very important that every shareholder vote. PLEASE send in your proxy card.

Sincerely yours,
James E. Alexander, President

ISONICS CORPORATION
5906 McIntyre Street
Golden, CO 80403

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on November 19, 2002

October 1, 2002

TO THE SHAREHOLDERS OF ISONICS CORPORATION:

        The Annual Meeting of Shareholders of ISONICS CORPORATION, a California corporation, ("Isonics" or the "Company") will be held at the Denver-West Marriott located at 1717 Denver-West Marriott Blvd., Golden, CO 80401 (telephone: 303-279-9100), on November 19, 2002 at 10:00 a.m. local time, to consider and take action on:

  1.
  The election of five directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified.

  2.
  Such other business as may properly come before the meeting, or any adjournments or postponements thereof.

        The discussion of the proposal set forth above is intended only as a summary, and is qualified in its entirety by the information contained in the accompanying Proxy Statement.

        Only holders of record of Common Stock and our Series A Convertible Preferred Stock at the close of business on October 1, 2002, will be entitled to notice of and to vote at this Annual Meeting, and any postponements or adjournments thereof.

        SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON AND THE MANAGEMENT OF THE COMPANY HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND.

        Shareholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time by following the instructions provided in the Proxy Statement.

By Order of the Board of Directors:
James E. Alexander, President

        PLEASE DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

YOUR VOTE IS IMPORTANT

ISONICS CORPORATION
5906 McIntyre Street
Golden, CO 80403

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held on November 19, 2002

October 1, 2002

        We are furnishing this Proxy Statement to shareholders of ISONICS CORPORATION ("We" or "Isonics") in connection with the solicitation of proxies by and on behalf of our Board of Directors for use at our Annual Meeting of Shareholders (the "Annual Meeting") and at any adjournments or postponements thereof. We will hold the Annual Meeting at 10:00 a.m. Mountain time, at the Denver-West Marriott located at 1717 Denver-West Marriott Blvd., Golden, CO 80401 (telephone: 303-279-9100), on November 19, 2002. We will first mail this Proxy Statement to shareholders on or before October 15, 2002.

VOTING SECURITIES

        Holders of record of our Common Stock (the "Common Stock") and our Series A Convertible Preferred Stock (the "Series A Stock") at the close of business on October 1, 2002 (the "Record Date") will be entitled to vote on all matters. On the Record Date, Isonics had 11,852,795 shares of Common Stock outstanding and 963,666 shares of Series A Stock outstanding. The holders of shares of our Common Stock and Series A Stock are entitled to one vote per share. Our voting securities include only our outstanding Common Stock and Series A Stock.

        A majority of the issued and outstanding shares of the Common Stock and the Series A Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the meeting. As described in more detail below, if there is a quorum present the five nominees for the Board of Directors receiving the greatest number of affirmative votes will be elected as directors (proposal 1).

        If any shareholder present at the Annual Meeting gives such notice, all shareholders may cumulate their votes. The nominees receiving the highest number of votes of shares entitled to vote for them, up to the number of directors to be elected, will be elected. Votes withheld will be counted for the purposes of determining the presence or absence of a quorum for the transaction of business at the annual Meeting, but will have no other effect up on the election of directors under California law. The Company seeks discretionary authority to cumulate votes in the event that additional persons are nominated at the Annual Meeting for the election of directors. In the event that cumulative voting is invoked, the proxy holders intend to cast the votes covered by the proxies received by them in such a manner under cumulative voting as they believe will ensure the election of as many of the Company's nominees as possible.

        While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions and broker non-votes, we believe that both abstentions and broker non-votes should be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions and broker non-votes will not be counted for the purposes of determining the outcome of the vote on the election of directors.

        We will bear the cost of soliciting proxies. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to beneficial owners. Certain of our officers, directors and regular employees may solicit proxies personally or by telephone or facsimile. We will not pay any officer, director, or employee additional compensation for doing so. We do not intend to retain a professional solicitor to assist in the solicitation of proxies.

        We may, in our discretion, seek an adjournment of the meeting to a specific time and place if a quorum is not present.

        If you give us a proxy, you may revoke the proxy at any time before it is voted. You may do so:

  •
  by giving notice to our corporate Secretary of your revocation; or

  •
  by filing another proxy with our corporate Secretary; or

  •
  by attending the Annual Meeting and voting in person.

        We will ensure that all properly executed and unrevoked proxies received in time are voted in accordance with the instructions of the beneficial owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the ownership of our common stock as of the Record Date by: (i) each director or nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of Isonics as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
James E. Alexander(1)	2,155,167	17.8%
Boris Rubizhevsky(2)	1,708,455	14.1%
Stephen J. Burden(3)	400,628	3.3%
Daniel J. Grady(4)	378,845	3.1%
Hans Walitzki(5)	404,000	3.4%
Lindsay Gardner(6)	312,775	2.6%
Richard Parker(7)	62,927	0.5%
Larry Wells(8)	180,484	1.5%
John Sakys(9)	108,053	0.9%
All executive officers and directors as a group (9 persons) The address for all of the above directors and executives officers is 5906 McIntyre Street, Golden, CO 80403	5,711,334	42.3%
Richard and Ana Grossman, Orin Hirschman, Adam Smith Capital Management, Adam Smith Investment Partners, LP, Diamond Capital Management Inc., Adam Smith Investments, Ltd., Adam Smith & Company, Inc.,(10)	1,043,735	8.1%

(1)
Includes: (i) 145,000 shares of common stock underlying stock options of which 65,000 are vested as of the Record Date and which are currently exercisable; (ii) 100,000 shares of common stock underlying 100,000 warrants to purchase common stock of Isonics; (iii) 45,455 shares of common stock held in the name of The James & Carol Alexander Family Foundation; (iv) 500,000 shares held by wife Carol; (v) 29,000 shares held by son Jonathan Alexander.

(2)
Includes: (i) 1,371,872 shares of common stock held jointly with wife Nancy Eiden Rubizhevsky; (ii) 141,250 shares of common stock underlying stock options of which 61,250 are vested as of the Record Date and which are currently exercisable; (iii) 100,000 shares of common stock underlying 100,000 warrants to purchase common stock of Isonics; (iv) 33,333 shares of common stock held by wife Nancy Eiden Rubizhevsky; (v) 31,000 shares of common stock held by son Zachary Rubizhevsky; and (vi) 31,000 shares of common stock held by son Ryan Rubizhevsky.

(3)
Includes 301,887 shares of common stock underlying stock options of which 216,887 are vested as of the Record Date and which are currently exercisable.

(4)
Includes 329,340 shares of common stock underlying stock options of which 249,340 are vested as of the Record Date and which are currently exercisable.

(5)
Includes (i) 200,000 shares of common stock of which no shares are vested as of the Record Date, and (ii) 204,000 shares of common stock underlying stock options of which 44,000 are vested as of the Record Date and which are currently exercisable.

(6)
Includes 63,014 shares of common stock underlying stock options that are currently exercisable.

(7)
Includes 62,927 shares of common stock underlying stock options that are currently exercisable.

(8)
Includes: (i) 53,243 shares of common stock underlying stock options that are currently exercisable; (ii) 77,241 shares owned by Daystar Partners, L.P. of which an affiliate owned by Mr. Wells, and in which Mr. Wells owns a 9.9% equity interest; and (iii) 50,000 shares of common stock underlying 50,000 warrants owned of record and beneficially by Wells Investment Group in which Mr. Wells controls a 100% equity interest.

(9)
Includes 107,812 shares of common stock underlying stock options of which 57,812 are vested as of the Record Date and which are currently exercisable.

(10)
Includes beneficial ownership of the following shares: (i) 30,400 shares of common stock underlying 20,000 shares of Series A Stock owned of record and beneficially by Richard Grossman; (ii) 30,400 shares of common stock underlying 20,000 shares of Series A Stock owned of record and beneficially by Orin Hirschman (of which shares Mr. Grossman disclaims beneficial ownership); (iii) 841,068 shares of common stock underlying 553,334 shares of Series A Stock owned of record and beneficially by Adam Smith Investment Partners, L.P.; and (iv) 172,267 shares of common stock underlying 113,334 shares of Series A Stock owned of record and beneficially by Adam Smith Investments, Ltd. The business addresses of Richard Grossman and Orin Hirschman, and the principal executive offices of Adam Smith Investment Partners, L.P. and Adam Smith & Company, Inc., are located at 101 East 52nd Street, New York, New York 10022. The principal executive offices of Adam Smith Investments, Ltd. are c/o Insinger Fund Administration (BVI) Limited, Tropic Isle Building, P.O. Box 438, Road Town, Tortola, British Virgin Islands.

        The Series A Stock consisted of 1,830,000 shares issued with a liquidation preference of $1.50 per share and a right to convert the shares based on a one for one basis. As of the Record Date, 866,334 shares of Series A Stock have elected to convert into common stock. The conversion right of the preferred stock is currently 1.52 shares of common stock for each share of Series A Stock. The Series A Stock is entitled to dividends or distributions equal to the amount of the dividend or distribution per share of common stock payable at such time multiplied by the number of shares of common stock then obtainable upon conversion of such Series A Stock.

        The Redemption Trigger Date for the Series A Stock shall be the business day immediately following the thirtieth consecutive trading day that the average closing price during such trading days (or, if no closing price is reported, the average of the bid and ask prices) of the shares of common stock was above $8.00 per share (which minimum price shall be proportionally adjusted for stock splits, stock dividends, reverse stock splits and any other subdivision or combination of the common stock). After the Redemption Date, Isonics may redeem all or any part of the Series A Stock at its election at any time and from time to time. The Series A Stock is convertible into common stock at the option of the holder until and unless Isonics chooses to redeem such shares on the basis of one share of common stock per share of Series A Stock and, until converted, each share of Series A Stock is entitled to one vote at any meeting of Isonics' shareholders.

        Isonics knows of no arrangement, the operation of which may, at a subsequent date, result in change in control of Isonics.

PROPOSAL 1—ELECTION OF DIRECTORS

        The following persons are nominated as directors of Isonics for a term of one year and until the election and qualification of their successors:

James E. Alexander	Boris Rubizhevsky	Lindsay A. Gardner
Richard Parker	Larry J. Wells

        These persons will constitute the entire Board of Directors. The person named in the proxy intends to vote for those nominees, each of whom has been recommended for election by the Board of Directors of Isonics, unless a shareholder withholds authority to vote for any or all of the nominees. The five nominees receiving the greatest number of affirmative votes will be elected as directors. If any nominee is unable to serve or, for good cause, will not serve, the person named in the proxy reserves the right to substitute another person of his choice as nominee in his place. Each of the nominees has agreed to serve, if elected.

Identification of Directors and Executive Officers

        The following table sets forth the names and ages of all the Directors and Executive Officers of Isonics, and the positions held by each such person as of the Record Date. The directors each serve until their successors are duly elected and qualified; officers are appointed by, and serve at the pleasure of, the Board of Directors.

Name	Age	Position
James E. Alexander	53	President, Chief Executive Officer, Treasurer, and Chairman of the Board
Boris Rubizhevsky	51	Senior Vice President, Vice Chairman and Director
Daniel J. Grady	48	Vice President, Life Sciences, Manager of Chemotrade.
Stephen J. Burden	53	Vice President, Semiconductor Materials
John V. Sakys	34	Vice President, Chief Financial Officer and Secretary
Hans Walitzki	46	Vice President, Advanced Wafer Technology
Lindsay A. Gardner(1)(2)	51	Director
Richard Parker(1)(2)	59	Director
Larry J. Wells(1)(2)	59	Director

(1)
Member of the Compensation Committee.

(2)
Member of the Audit Committee.

        Each of the directors holds office until the next annual meeting of shareholders and until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. Each officer serves at the discretion of the Board of Directors.

        James E. Alexander is our co-founder. He has served as our President, Chief Executive Officer and as a director since our inception. Mr. Alexander has worked full-time for Isonics since January 1994. From June 1972 to December 1993, he worked in a variety of technology positions at General Electric Corporation in the aircraft engine and nuclear power divisions, most recently as Manager of Technology Programs. Mr. Alexander received his Bachelors degree in Metallurgical Engineering from the University of Cincinnati and performed graduate work in materials science there. He earned a Masters degree in Business Administration from Santa Clara University.

        Boris Rubizhevsky is a co-founder of Isonics and has been Senior Vice President and a director since our inception. Mr. Rubizhevsky became Vice Chairman in March 1997 and has worked exclusively for Isonics during this time. From November 1986 through December 1994, he owned and operated SAR Marketing, a consulting firm providing business advice and services to large multinational corporations. From June 1977 to May 1986, Mr. Rubizhevsky worked at General Electric Corporation as Business Development Manager in various international locations. He received his Bachelors degree in Engineering from Stevens Institute of Technology.

        Dr. Daniel J. Grady joined us as Vice President, Life Sciences in 1995 and became manager of our Chemotrade subsidiary in January 2002. From March 1994 through September 1995, Dr. Grady was Vice President of Research and Development at Sopha Medical Systems, a medical diagnostic imaging equipment manufacturer. From April 1991 until March 1994, he served as Marketing Manager, Nuclear Energy for General Electric Corporation. From May 1988 through March 1991, Dr. Grady served as Software Engineer Manager, Nuclear Medicine for General Electric in England. From October 1984 through May 1988, he served as Clinical Applications Manager for General Electric Nuclear Medicine. Between June 1981 and October 1984, he served as Engineering Analysis Section Head for TRW. Dr. Grady received his Bachelors and Masters degrees and Ph.D. in Nuclear Engineering from the University of Michigan.

        Dr. Stephen J. Burden joined us in January 1997 as Director of Research & Development. He was promoted to Vice President, Semiconductor Materials effective January 1, 1999. From 1993 to 1997, Dr. Burden was Director of Product Development at SP3, Inc., a manufacturer of diamond-coated tools. From 1984 to 1993, he was Manager of Advanced Materials R&D at GTE Valenite, a subsidiary of GTE Corporation, a manufacturer of cutting tools. From 1974 to 1984, Dr. Burden was employed by General Electric Corporation in various capacities. Dr. Burden received his Ph.D. and Masters of Science degrees in Materials Science and Engineering from Drexel University, and his Bachelors degree in Science Engineering from Northwestern University. Dr. Burden also has an MBA from the University of Michigan.

        John V. Sakys joined us in May 2001 as Controller. He was promoted to Vice President, Chief Financial Officer effective September 3, 2001, and he services as corporate Secretary. From September 2000 to April 2001 Mr. Sakys was controller of AuraServ Communications. From July 1998 to September 2000 Mr. Sakys was Director of Financial Reporting for Media One, Inc. From December 1994 to July 1998 Mr. Sakys was an audit manager at Ernst and Young LLP. Mr. Sakys received his Bachelors degree in Business Economics with an emphasis in accounting from the University of California at Santa Barbara and is a Certified Public Accountant.

        Dr. Hans Walitzki joined us in November 2001 as Vice President, Advanced Wafer Technology. He was employed as a vice president, chief technology officer, and Chairman of the Board of Directors of Silicon Evolution, Inc. (of Vancouver, Washington) from its formation in February 1999 until November 2001. Silicon Evolution filed a petition for relief under chapter 7 (liquidation) of the United States Bankruptcy Code in December 2001. Before that (from March 1982 until February 1999), Dr. Walitzki was employed at Wacker Siltronic Corporation in Portland, Oregon and its parent Wacker Siltronic AG in Germany. Dr. Walitzki received his Masters degree in Physics from Bonn University, Germany in 1980 and he received his Ph.D. in Physics from Bonn University in 1982.

        Lindsay A. Gardner was elected a director in September 1993. Ms. Gardner is currently Director, Corporate Development and Strategic Planning for Menasha Corporation. From 1991 to 2001, Ms. Gardner was President of LG Associates, a U.S.-based management consulting firm providing strategic planning and materials management expertise to foreign company affiliates of U.S. companies in developing countries. During her tenure at LG Associates, Ms. Gardner resided in Moscow, Russia from September 1991 to January 1994, and Beijing, China from January 1994 to April 2000. She currently resides in Appleton, Wisconsin. From 1977 to 1991, Ms. Gardner worked for General Electric Corporation in a variety of management and functional positions including international marketing, quality assurance and supply chain management. Ms. Gardner received a Bachelors degree in International Economics from The George Washington University Elliott School of International Affairs and earned a Masters of Business Administration from the University of Louisville.

        Richard Parker has served as a director since August 1998. Mr. Parker is presently Vice-President of Distribution Sales for Cypress Semiconductor and has held that position since December 1997. Previously, Mr. Parker was Director of Sales for Cypress from April 1984 to December 1997. Prior to joining Cypress, he held various sales and marketing management positions at Fairchild Semiconductor from 1973 to 1984. He received a Bachelors degree in Education from the University of North Dakota.

        Larry J. Wells was elected a director of Isonics in January 2000. Since 1989, Mr. Wells has been a general partner of SVP Management Company, the management company for Sundance Venture Partners, L.P., a venture capital fund. From 1983 to 1989, Mr. Wells served as Vice President of Citicorp Venture Capital. He left Citicorp to become Senior Vice President of Inco Venture Capital. Mr. Wells is also a director of Cellegy Pharmaceuticals, Identix, Inc., as well as several privately held companies. Mr. Wells received his Bachelors degree in Economics and earned a masters degree in Business Administration from Stanford University. Mr. Wells was previously a director of Isonics from September 1996 through December 1998.

        There are no significant employees who are not also directors or executive officers. There were and are no family relationships among the officers, directors or any person chosen by Isonics to become a director or officer. No arrangement exists between any of the above officers and directors pursuant to which any one of those persons was elected to such office or position. None of our directors is also a director of another company which has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, or which is subject to the reporting requirements of Section 15(d) of that act.

        Based on information submitted by the directors and executive officers, none of the directors or executive officers is involved in, or have been involved in, legal proceedings during the past five years that are material to an evaluation of the ability or integrity of any director or executive officer.

Meetings of the Board and Committees

        The Board of Directors held seven formal meetings during the year ended April 30, 2002, and zero meetings subsequently through the Record Date. Each director attended all of the formal meetings either in person or by telephone (except for three meetings at which one director was not present for each meeting). In addition, regular communications were maintained throughout the year among all of the officers and directors of Isonics and the directors acted by unanimous consent three times during the year ended April 30, 2002 and one time subsequently through the Record Date. Isonics has standing audit and compensation committees. It does not have a standing nomination committee.

  Audit Committee

        The audit committee was formed in 1996 and is comprised of Ms. Gardner and Messrs. Parker and Wells. Mr. Wells serves as Chairman of the audit committee. Each of the members of the audit committee is independent as that term is defined in Rule 4200(a)(14) of the Nasdaq listing standards. The committee held two formal meetings during the year ended April 30, 2002, and one meeting subsequently through the Record Date. Each member of that committee attended each of those meetings in person or by telephone. The Board of Directors has adopted a written charter for the audit committee, a copy of which is attached hereto.

        The following constitutes the report the Audit Committee has made to the Board of Directors:

REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of Isonics Corporation

        We hereby report to the Board of Directors of Isonics Corporation that, in connection with the financial statements for the year ended April 30, 2002, we have:

  •
  reviewed and discussed the audited financial statements with management;

  •
  recommended the appointment of independent accountants;

  •
  reviewed the arrangements and standards for and the scope of the audit by independent accountants;

  •
  reviewed the independence of the independent accountants;

  •
  considered the adequacy of the system of internal accounting controls and reviewed any proposed corrective actions;

  •
  reviewed and monitored our policies regarding business ethics and conflicts of interest;

  •
  reviewed the activities and recommendations of our accounting department;

  •
  discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU section 380), as modified by SAS 89 and SAS 90; and

  •
  received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No.1, Independence Discussions with Audit Committees), as may be modified or supplemented, and discussed with the independent accountant the accountant's independence.

        Based on those disclosures and discussions, we are not aware of any relationship between the independent auditors and Isonics that affects the objectivity or independence of the independent auditors. Based on the discussions and our review discussed above, we recommended to the Board of Directors that the audited financial statements for the year ended April 30, 2002 be included in the Isonics 2002 Annual Report to shareholders.

Respectfully submitted,
The Audit Committee of Isonics Corporation
Larry J. Wells, Chairman
Lindsay A. Gardner, Member
Richard Parker, Member

  Compensation Committee

        The compensation committee held one formal meeting during the year ended April 30, 2002, and no meetings subsequently through the Record Date. Each member of that committee attended each of those meetings in person or by telephone without exception. The compensation committee has the authority to review and make recommendations to our Board of Directors with respect to the compensation of our executive officers.

Legal Proceedings

        During the year ended April 30, 2002, and subsequently, we were involved in an arbitration matter before the American Arbitration Association in Dallas, Texas (the "AAA") involving our dispute with Eagle-Picher Technologies, LLC ("Eagle-Picher"). We filed this arbitration demand on March 26, 2001, and Eagle-Picher filed a competing claim. These competing claims were consolidated into a single proceeding (No. 71Y1980017501) before the AAA. We resolved this dispute on July 24, 2002, before the hearing commenced. Eagle-Picher paid Isonics $2,500,000 as consideration for the settlement ($2,140,000 net of the contingency portion of our legal fees). Neither Isonics nor Eagle-Picher acknowledged fault or liability in connection with the arbitration or with respect to any of the transactions that were the subject of the arbitration.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) Disclosure

        Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires Isonics' directors, executive officers and persons who own more than ten percent of a registered class of Isonics' equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Isonics. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish Isonics with copies of all Section 16(a) forms they file.

        To our knowledge, based upon a review of the copies of such reports furnished to us and based upon written representations that no other reports were required, all Section 16(a) filing requirements applicable to Isonics' officers, directors and greater than ten percent beneficial owners were complied with exception (or in addition) to the following during the year ended April 30, 2002 and subsequently:

  1.
  Mr. Alexander filed a Form 4 for September 2001 on a timely basis. However, the SEC refused to accept Mr. Alexander's filing and notified Mr. Alexander almost one month later. Mr. Alexander immediately complied with the SEC's request to file a new form. Although Mr. Alexander has requested the SEC to honor the original filing date, the SEC has not yet acted on this request. If the SEC does not grant Mr. Alexander's request, his September 2001 Form 4 may be considered a late filing despite his actually filing the Form within the prescribed time period.

  2.
  Mr. Wells filed Form 4s on December 14, 2001 reporting transactions that took place in November 2001, and June, July, August and September 2000.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information regarding compensation awarded, paid to, or earned by the chief executive officer and the other principal officers of Isonics for the three years ended April 30, 2000, 2001, and 2002. No other executive officer earned salary and bonus compensation exceeding $100,000 during any of those years. This includes all compensation paid to each by Isonics and any subsidiary.

Long-term Compensation Awards Awards
Annual compensation
								Securities Underlying Options & SARs (#)		Payout
Name and Principal Position	Fiscal Year	($) Salary	($) Bonus		($) Other(a)		($) Restricted Awards				All Other Compensation
LTIP
James E. Alexander President & CEO	2000 2001 2002	212,000 240,000 240,000	172,549 0 0	(c)	39,280 0 0	(d)	0 0 0	0 0 120,000	(e)	0 0 0	0 0 0
Boris Rubizhevsky Senior Vice President	2000 2001 2002	191,000 216,000 216,000	147,670 0 0	(f)	28,185 0 0	(g)	0 0 0	0 0 118,750	(h)	0 0 0	0 0 0
Stephen J. Burden Vice President	2000 2001 2002	125,000 125,000 137,665	0 0 0		23,452 0 0		0 0 0	0 0 109,000	(i)	0 0 0	0 0 0
Daniel J. Grady Vice President	2000 2001 2002	125,000 143,208 144,000	10,271 0 27,750	(k)	23,833 0 0	(j)	0 0 0	0 0 106,375	(l)	0 0 0	0 0 0
John V. Sakys Vice President(b)	2000 2001 2002	0 0 117,947	0 0 0		0 0 0		0 0 0	0 0 107,812	(m)	0 0 0	0 0 0

(a)
Excludes other compensation, the aggregate amount of which does not exceed the lesser of $50,000 or 10% of such named Executive Officers' annual compensation.

(b)
Mr. Sakys joined Isonics in May 2001 and became an officer of Isonics effective September 2001.

(c)
Mr. Alexander's amount includes $133,451 for forgiveness of a loan owed to Isonics, and $39,098 to pay applicable payroll taxes on a stock bonus granted in January 1999.

(d)
Mr. Alexander's amount includes $26,543 for accrued vacation that was paid in December 1999, $9,487 car allowance, and $3,250 employer matching contribution to Isonics' 401(k) plan.

(e)
Options to purchase 100,000 shares of common stock were granted in November 2001 with an exercise price of $1.17 (of which 20,000 have vested as of the Record Date) and an expiration date of November 12, 2006. Options to purchase 20,000 shares of common stock were granted in March 2002, as consideration for delaying salary in January and March 2002, are currently exercisable at $1.25 per share and expire March 27, 2007. Amount does not include 100,000 common stock warrants granted in March of 2002 which are currently exercisable at $1.25 per share as consideration for pledging common stock as a guarantee relating to the issuance of our Series 2002A Convertible Notes.

(f)
Mr. Rubizhevsky's amount includes $113,598 for forgiveness of a loan owed to Isonics, and $29,072 to pay applicable taxes on stock bonus granted in January 1999, and a $5,000 additional cash bonus.

(g)
Mr. Rubizhevsky's amount includes $15,005 for accrued vacation that was paid in December 1999, $9,000 car allowance, and $4,180 employer matching contribution to Isonics' 401(k) plan.

(h)
Options to purchase 100,000 shares of common stock were granted in November 2001 with an exercise price of $1.17 (of which 20,000 have vested as of the Record Date) and an expiration date of November 12, 2006. Options to purchase 18,750 shares of common stock were granted in March 2002, as consideration for delaying salary in January and March 2002, are currently exercisable at $1.25 per share and expire March 27, 2007. Amount does not include 100,000 common stock warrants granted in March of 2002 which are currently exercisable at $1.25 per share as consideration for pledging common stock as a guarantee relating to the issuance of our Series 2002A Convertible Notes.

(i)
Options to purchase 100,000 shares of common stock were granted in November 2001 with an exercise price of $1.06 (of which 20,000 have vested as of the Record Date) and an expiration date of November 12, 2011. Options to purchase 9,000 shares of common stock were granted in March 2002, as consideration for delaying salary in January and March 2002, are currently exercisable at $1.13 per share and expire March 27, 2007.

(j)
Dr. Grady's amount includes $12,020 for accrued vacation that was paid in December 1999, $9,000 car allowance and $2,813 employer matching contribution to the Isonics' 401(k) plan.

(k)
Dr. Grady's amount reflects the granting of 25,000 restricted common shares with a fair market value of $1.11 issued in January 2002.

(l)
Options to purchase 100,000 shares of common stock were granted in November 2001 with an exercise price of $1.06 (of which 20,000 have vested as of the Record Date) and an expiration date of November 12, 2011. Options to purchase 6,375 shares of common stock were granted in March 2002, as consideration for delaying salary in January and March 2002, are currently exercisable at $1.13 per share and expire March 27, 2007.

(m)
Options to purchase 100,000 shares of common stock were granted in May 2001, as consideration for Mr. Sakys joining Isonics, with an exercise price of $1.69 per share (of which 50,000 have vested as of the Record Date) and an expiration date of May 22, 2011. Options to purchase 7,812 shares of common stock were granted in March 2002, as consideration for delaying salary in January and March 2002, are currently exercisable at $1.13 per share and expire March 27, 2007.

        In October 1996, we adopted an employee benefit plan under Internal Revenue Code Section 401(k). The 401(k) plan is a profit sharing plan under which both employees and Isonics are entitled to contribute a portion of compensation and earnings, respectively, to investment funds to supplement employee retirement benefits. On November 1, 1999, the Isonics Corporation 401(k) plan was merged with the IPRC 401(k) plan and Isonics has continued that plan.

        We do not have written plans to pay bonuses or deferred compensation to our employees except those expressly stated in the following sections.

        We have adopted medical, dental, and life insurance plans for our employees and their dependents at our cost. In some cases, we also provide discretionary disability and other insurance plans for the benefit of our employees.

Options/SAR Grants in Last Fiscal Year

Stock Options and Option Plans

        We grant options to executive officers, employees, and consultants under the following plans (collectively the "Plans"):

  •
  1996 Stock Option Plan.  Although this plan has been terminated, there are options outstanding.

  •
  1996 Executives' Equity Incentive Plan.  The Executives' Plan authorized the grant of options to purchase 2,000,000 stock options. The options granted may be either incentive stock options, if they meet the requirements of Section 422 of the Internal Revenue Code, or non-qualified stock options.

  •
  1996 Equity Incentive Plan.  The Employees' Plan authorized the grant of options to purchase 1,000,000 stock options. The options granted may be either incentive stock options, if they meet the requirements of Section 422 of the Internal Revenue Code, or non-qualified stock options.

  •
  1998 Employee Stock Purchase Plan.  The Stock Purchase Plan authorized employee purchase of up to 200,000 shares of Isonics common stock.

        As of the Record Date, options to purchase a total of 929,062 shares, 160,642 shares, and 358,769 shares respectively, were outstanding under the Executives' Plan, Employees' Plan, and 1996 Stock Option Plan, and options to purchase 773,480, 780,178, and 0 shares, respectively, remained available for grant.

        Except for the Director's Plan, we have not adopted any other stock option or stock appreciation rights plan. See "Compensation of Directors."

Option Grants

        There were no options granted to executive officers named in the compensation table during the year ended April 30, 2001. We did not grant any stock appreciation rights to any person during the year ended April 30, 2001, or subsequently. We granted stock options to executives during the year ended April 30, 2002 as follows:

	Number of Options	Exercise Price	Term
James E. Alexander	100,000	$1.17	November 12, 2006
James E. Alexander	20,000	$1.25	March 27, 2007
Boris Rubizhevsky	100,000	$1.17	November 12, 2006
Boris Rubizhevsky	18,750	$1.25	March 27, 2007
Daniel J. Grady	100,000	$1.06	November 12, 2011
Daniel J. Grady	6,375	$1.13	March 27, 2007
Stephen J. Burden	100,000	$1.06	November 12, 2011
Stephen J. Burden	9,000	$1.13	March 27, 2007
Hans Walitzki	200,000	$1.01	December 1, 2006
Hans Walitzki	4,000	$1.13	March 27, 2007
John V. Sakys	100,000	$1.69	May 22, 2011
John V. Sakys	7,812	$1.13	March 27, 2007

        In November 2001 we granted Hans Walitzki 200,000 shares of restricted common stock, which vests in different increments over five years.

        In January 2002 we granted Daniel Grady 25,000 shares of restricted common stock, which vested immediately.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

        No officer exercised employee stock options during the year ended April 30, 2002, or subsequently.

        The following table sets forth information regarding the year-end value of options being held by the Chief Executive Officer and the other such named officers and persons on April 30, 2002.

Name and Principal Position	Shares acquired on exercise (#)	Value realized	Number of securities underlying unexercised options/stock appreciation rights at April 30, 2002 Exercisable/Unexercisable	Value of unexercised in-the-money options/stock appreciation rights at April 30, 2002 Exercisable/Unexercisable
James E. Alexander President & CEO(a)	0	0	65,000/80,000	$1,400/$5,600
Boris Rubizhevsky Senior Vice President(b)	0	0	61,250/80,000	$1,400/$5,600
Daniel J. Grady Vice President	0	0	249,340/80,000	$141,403/$14,400
Stephen J. Burden Vice President	0	0	206,887/95,000	$16,490/$16,500
John V. Sakys Vice President	0	0	32,812/75,000	$859/$0
Hans Walitzki Vice President	0	0	44,000/160,000	$9,640/$36,800

(a)
Does not include 100,000 warrants obtained in March 2002 as consideration for pledging common stock as a guarantee relating to the issuance of our Series 2002 A Convertible Notes.

(b)
Does not include 33,333 warrants obtained in a private transaction completed in July 1999, an additional 11,447 warrants (which expired July 29, 2002) obtained under anti-dilution provisions or 100,000 warrants obtained in March 2002 as consideration for pledging common stock as a guarantee relating to the issuance of our Series 2002 A Convertible Notes.

Long Term Incentive Compensation Plans, and Defined Benefit and Actuarial Plans

        Isonics has no long term incentive compensation plans, defined benefit plans, or actuarial plans.

Compensation of Directors

        In January 2000, we agreed to compensate non-employee directors $2,000 for attending Board of Directors' meetings in person, and $500 for attending Board of Directors' meetings telephonically beginning January 1, 2000. Previously we had not compensated our directors for their service as such.

        The 1998 Directors' Plan authorized each person serving as a member of the Board who is not an employee of Isonics to receive options to purchase 20,000 shares of Isonics common stock when such person accepts his or her position as a Director and to receive an additional option to purchase 10,000 shares when such person is re-elected as a Director provided such person is not an Isonics employee. The exercise price for the options is the Fair Market Value (as defined in the Executives' Plan) on the date such person becomes a director and the options are exercisable for five years from such date. The options granted under the Directors' plan vest immediately upon the date of the grant. In the event a Director resigns or is not re-elected to the Board, failure to exercise the options in three months results in the options' termination prior to the expiration of their term. Although the Directors adopted the plan in 1998, the Board formalized the plan by resolution in January 2000.

        Under the Directors' Plan the following individuals have been granted options through the Record Date:

Name	Shares Under Option	Exercise Price		Expiration
Lindsay Gardner	20,000 10,000 10,000 10,000 10,000	$ $ $ $ $	2.38 1.19 6.25 2.19 1.06	May 21, 2003 October 5, 2003 April 26, 2005 October 10, 2005 November 12, 2006
Richard Parker	20,000 10,000 10,000 10,000 10,000	$ $ $ $ $	1.66 1.19 6.25 2.19 1.06	August 17, 2003 October 5, 2003 April 26, 2005 October 10, 2005 November 12, 2006
Larry Wells	20,000 10,000 10,000 10,000	$ $ $ $	7.31 6.25 2.19 1.06	January 29, 2005 April 26, 2005 October 10, 2005 November 12, 2006

        We do not have any other arrangements pursuant to which we compensate the Directors for acting in their capacities as such.

Employment Agreements, Termination of Employment and Change In Control Agreements

        In September 1997, we entered into employment agreements with James E. Alexander and Boris Rubizhevsky. The agreements had a term of four years and provide for annual salaries of $200,000 and $180,000, respectively, although either Isonics or the individuals may terminate these agreements prematurely in their discretion. By resolution of the Board of the Directors made on January 30, 2000, both Mr. Alexander and Mr. Rubizhevsky received salary increases commencing February 1, 2000, equal to 20% of their current salary, $240,000, and $216,000, respectively. The salary increases were granted in recognition of their performance for Isonics and the fact that neither Mr. Alexander nor Mr. Rubizhevsky had received salary increases in approximately two and one-half years. Under the agreements, each officer is entitled to receive incentive compensation up to 50% of the officer's annual salary, as approved by the compensation committee, pursuant to such executive compensation plan. The agreements provide that upon a termination of employment other than for cause (as defined in the agreements), the officer is entitled to severance compensation of eighteen (18) months of his salary, paid at the same time as salary payments, 25% of the officer's annual prevailing salary, paid upon termination, and in addition all outstanding stock options held by the officer will be accelerated and will become exercisable in full and our right of repurchase will terminate with respect to such shares. The agreements provide for similar accelerated vesting of outstanding stock options upon a change in control of Isonics. These contracts expired in September 2001, and the compensation committee has not yet determined whether to offer new contracts to these officers.

        We have also entered into employment agreements with Dr. Daniel J. Grady, Dr. Stephen J. Burden, Dr. Hans Walitzki, and Mr. John V. Sakys. The agreements have an indefinite term (except for the agreement with Dr. Walitzki which expires November 2006) and provide for at-will employment, terminable at any time by either party. The agreements provide for a rate of annual compensation, which we will review annually. Under each agreement, Dr. Grady, Dr. Burden, Dr. Walitzki, and Mr. Sakys are entitled to participate in our standard plans and policies. The agreements also include confidentiality and invention assignment provisions.

        At the end of the year ended April 30, 2001, Mr. Herbert Hegener was covered by an employment agreement extending through December 2001. This agreement expired in accordance with its terms, although effective January 1, 2002, we entered into a consulting agreement with HS-Consult, a firm that Mr. Hegener owns. Under this agreement (which expires December 31, 2002), Mr. Hegener will assist Chemotrade in buying and selling isotope products. We are paying HS-Consult 5,500 Euros per month for these services, and have issued them a warrant to purchase 50,000 shares of common stock for an exercise price of $1.20 per share, exercisable through December 31, 2004.

Report on Repricing of Options/SARs

        We did not reprice any options or stock appreciation rights during the year ended April 30, 2002, or subsequently.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following is provided with respect to compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance as of the year ended April 30, 2002.

Equity Compensation Plan Information(1)

Plan Category and Description	Number of Securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,568,473	$1.69	1,603,658
Equity compensation plans not approved by security holders	0	$0	0

Total	1,568,473	$1.69	1,603,658

(1)
This does not include options held by management and directors that were not granted as compensation. In each case, the disclosure refers to options or warrants unless otherwise specifically stated.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The following sets out information regarding transactions between officers, directors and significant shareholders of Isonics during the most recent two fiscal years and during the subsequent fiscal year.

Pledging of Shares in Connection with Issuance of Series 2002A 4% Convertible Notes

        In connection with the issuance of our Series 2002A 4% Convertible Notes on March 20, 2002, James E. Alexander (president, chief executive officer and a director of Isonics) and Boris Rubizhevsky (senior vice president and a director of Isonics) each pledged 500,000 common shares in order to secure our $1,000,000 obligation while we filed and obtained effectiveness for a Form S-3 registration statement for the benefit of the lenders as selling securityholders. In consideration for pledging their shares, we issued both James E. Alexander and Boris Rubizhevsky a warrant to purchase 100,000 shares of common stock. Each warrant vested immediately, is exercisable at $1.25 per share and expires on March 20, 2007.

Consulting Agreement With Wells Investment Group, Inc.

        Larry Wells, one of our directors, owns and controls WIG, a privately-held corporation that provides financial consulting and other similar services to others. In October 2001 we entered into a consulting agreement with Wells Investment Group pursuant to which:

  •
  Wells Investment Group agreed to provide consulting services to Isonics, including performing due diligence, in connection with possible third party investment.

  •
  We paid Wells Investment Group $15,000 and issued to it warrants to purchase 50,000 shares of our common stock for $1.50 per share exercisable through October 5, 2005.

        The disinterested directors approved this agreement on behalf of Isonics.

Sale of International Process Research Corporation

        Effective February 1, 2001, we sold IPRC to a limited liability company, Interpro Zinc LLC, in a management buy-out. Robert H. Cuttriss, Ph.D. (formerly an executive officer of Isonics) is the manager of Interpro Zinc LLC and a 25% owner. James E. Alexander (president, chief executive officer and a director of Isonics) and Boris I. Rubizhevsky (senior vice president and a director of Isonics) are also 25% owners of Interpro Zinc LLC and participated in the purchase of IPRC. Mr. Alexander and Mr. Rubizhevsky advised our board that they do not intend to participate actively in Interpro Zinc's activities.

Corporate Loans to Officers

        In the past, Isonics has from time-to-time made loans to Messrs. Alexander and Rubizhevsky. In each case, the loans have been interest-bearing and have been repaid. The following table sets forth some information regarding these loans through April 30, 2001.

	James E. Alexander President & CEO		Boris Rubizhevsky Senior Vice President
Balance as of April 30, 2000	$0.00		$0.00
FY 2001 Borrowings(a)	100,000.00		100,000.00
FY 2001 Repayments(a)	100,000.00	(b)	100,000.00	(b)
Balance as of April 30, 2001	$0.00		$0.00

        There were no corporate loans to officers in the year ended April 30, 2002 or subsequently.

(a)
Includes interest accrued and paid. Amounts are aggregated.

(b)
The loans were made to the officers in March ($50,000 each) and April ($50,000 each), 2001, and were repaid, with interest at 6.6% per annum, on April 30, 2001.

Corporate Loans from Officers and Employees

        None of our officers or directors extended loans to Isonics during the year ended April 30, 2001. On March 4, 2002, we borrowed $75,000 from Stephen Burden, our Vice President of Semiconductor Materials and Products. We repaid the loan in full, plus one month's interest at 12% per annum, on March 31, 2002.

INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee selected the independent accounting firm of Grant Thorton LLP with respect to the audit of our consolidated financial statements for the year ended April 30, 2003, as well as many prior fiscal years. A representative of Grant Thorton LLP is expected to be present at the Annual Meeting.

        Audit Fees.    In connection with professional services rendered for the audit of our annual financial statements for the year ended April 30, 2002 and the reviews of the financial statements included in our quarterly reports filed on Form 10-QSB for the year ended April 30, 2002, Grant Thornton LLP billed us fees in the aggregate amount of approximately $94,000.

        Financial Information Systems Design and Implementation Fees.    We do not have an information system or a local area network. Moreover, we do not have a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to our financial statements taken as a whole, nor did we engage our principal accountant to design, develop or implement any such system.

        All Other Fees.    Grant Thornton LLP billed us approximately $41,000 in fees related to certain of our securities offerings and approximately $18,000 related to other non-audit services during the year ended April 30, 2002.

        The audit committee has considered the information described in "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above and believes that it is compatible with maintaining the principal accountant's independence.

        Our principal accountant (through its full time employees) performed all work regarding the audit of our financial statements for the most recent fiscal year.

PROPOSALS FROM SHAREHOLDERS

        Proposals from shareholders intended to be present at the next Annual Meeting of shareholders should be addressed to Isonics Corporation, Attention: Corporate Secretary, 5906 McIntyre Street, Golden, CO 80403 and we must receive the proposals by June 1, 2003. Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that shareholders forward such proposals by Certified Mail-Return Receipt Requested. After June 1, 2003, any shareholder proposal submitted outside the process of Rule 14a-8 will be considered to be untimely.

ANNUAL REPORT TO SHAREHOLDERS

        This proxy statement is being accompanied by our annual report to shareholders. The annual report to shareholders does include our audited financial statements.

ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q

        Our Annual Report on Form 10-K for the year ended April 30, 2002, our Quarterly Report on Form 10-Q for the period ended July 31, 2002, and other reports filed under the Securities Exchange Act of 1934, are available to any shareholder at no cost upon request to: Corporate Secretary, 5906 McIntyre Street, Golden, CO 80403, or by telephone: (303) 279-7900, or through the Internet at www.sec.gov.

OTHER MATTERS

        Management does not know of any other matters to be brought before the meeting. Should any other matter requiring a vote of shareholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

By Order of the Board of Directors:
ISONICS CORPORATION James E. Alexander, President

ISONICS CORPORATION

AUDIT COMMITTEE CHARTER

Organization

        There shall be a committee of the Board of Directors of Isonics Corporation to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. All members of the committee shall have a working familiarity with basic finance and accounting practices.

        The members of the committee shall be elected by the Board of Directors at its annual organizational meeting and shall serve thereafter until their successors shall be duly elected. Unless a Chair is elected by the full Board of Directors, the members of the committee may designate a Chair by majority of the full committee membership.

Purpose

        The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation.

        In doing so, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.

Responsibilities

        In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions; and to ensure to the directors and shareholders the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

        In carrying out these responsibilities, the Audit Committee will:

  •
  Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

  •
  Meet with the independent auditors and financial management of the corporation at a minimum of once a year 1) to review any comments or recommendations of the independent auditors; 2) to review the adequacy and effectiveness of the accounting and financial controls of the corporation; 3) to assess the quality of earnings; and 4) to review the annual report to shareholders to ensure the independent auditors are satisfied with the disclosure and content of the financial statements and other financial information presented to the shareholders.

  •
  Meet quarterly in person or via telephone with management and the independent auditor to review current financial results and interim financial statements.

  •
  Periodically review company policy statements to determine their adherence to a Code of Conduct.

  •
  Inquire of management and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

  •
  Review accounting and financial human resources and succession planning within the company.

  •
  Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

  •
  Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

  •
  Review and update the committee's charter at least annually.

  •
  In addition to the above-mentioned meetings and as part of the Audit Committee's job to foster open communication, the committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters the committee or each of these groups believe should be discussed privately.

ISONICS CORPORATION
5906 McIntyre Street
Golden, CO 80403

PROXY	This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints James E. Alexander and Boris Rubizhevsky, or either one of them, as Proxy, each with the power to appoint his substitute, and hereby authorizes them to vote, as designated below, all of the shares of Common Stock or Preferred Stock of ISONICS CORPORATION held of record by the undersigned on October 1, 2002, at the Annual Meeting of Shareholders to be held on November 19, 2002 and at any adjournments or postponements thereof.

1.	ELECTION OF DIRECTORS	FOR all nominees listed below (Except as marked to the contrary below) ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐

(INSTRUCTION: To withhold authority to vote for any individual nominee mark the box next to the nominee's name below.)

James E. Alexander ☐	Boris Rubizhevsky ☐	Lindsay A. Gardner ☐
Richard Parker ☐	Larry J. Wells ☐

2.    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(over)

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the election as directors of all nominees and will abstain from voting on all other matters.

        Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

        Please check here if you plan to attend the Annual Meeting: ☐

Date:	,2002

Signature
Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
CARD PROMPTLY IN THE ENCLOSED ENVELOPE

QuickLinks

YOUR VOTE IS IMPORTANT
VOTING SECURITIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1—ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE To the Board of Directors of Isonics Corporation
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
Equity Compensation Plan Information(1)
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSALS FROM SHAREHOLDERS
ANNUAL REPORT TO SHAREHOLDERS
ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q
OTHER MATTERS
ISONICS CORPORATION AUDIT COMMITTEE CHARTER